EXHIBIT 99.3

Big Lots Conference Call February 25, 2004

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. The Company wishes to take advantage of the "safe harbor" provisions of the Act. This release, as well as other verbal or written statements or reports made by or on the behalf of the Company, may contain or may incorporate material by reference which includes forward-looking statements within the meaning of the Act. By their nature, all forward-looking statements involve risks and uncertainties. Statements, other than those based on historical facts, which address activities, events, or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy, expansion and growth of the Company's business and operations, future earnings, store openings and new market entries, anticipated inventory turn, and other similar matters, as well as statements expressing optimism or pessimism about future operating results or events, are forward-looking statements, which are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. The words "believe," "anticipate," "project," "plan," "expect," "estimate," "objective," "forecast," "goal," "intend," "will," and similar expressions generally identify forward-looking statements. The forward- looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although the Company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge of its business, actual events and results may materially differ from anticipated results described in such statement. The Company's ability to achieve the results contemplated by forward-looking statements are subject to a number of factors, any one, or a combination, of which could materially affect the Company's business, financial condition, or results of operations. These factors may include, but are not limited to: the Company's ability to source and purchase merchandise; the ability to attract new customers and retain existing customers; the Company's ability to establish effective advertising, marketing and promotional programs; the cost of the merchandise; economic and weather conditions which affect buying patterns of the Company's customers; changes in consumer spending and consumer debt levels; increased competition from other retailers; inflation; the Company's ability to anticipate buying patterns and implement appropriate inventory strategies; continued availability of capital and financing on favorable terms; Cautionary Statement Concerning Forward-Looking Statements

Cautionary Statement Concerning Forward-Looking Statements (continued) competitive pressures and pricing pressures; the Company's ability to comply with the terms of its credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; the creditworthiness of the purchaser of the Company's former KB Toys division; the Company's indemnification and guarantee obligations with respect to more than 380 KB Toys store leases, some or all of which may be rejected or materially modified. in connection with the pending KB Toys bankruptcy proceedings; litigation risks and changes in laws and regulations, including changes in accounting standards and tax laws; transportation and distribution delays or interruptions that adversely impact the Company's ability to receive inventory; fuel price fluctuations; interruptions in suppliers' businesses; the Company's ability to achieve cost efficiencies and other benefits from various operational initiatives and technological enhancements; the costs, interruptions, and problems associated with the implementation of, or failure to implement, new or upgraded systems and technology; a deterioration in general economic conditions; acts of war or terrorism; the Company's ability to secure suitable new store locations under favorable lease terms; the Company's ability to successfully enter new markets; delays associated with constructing, opening and operating new stores; the Company's ability to attract and retain suitable employees; and other risks described from time to time in the Company's filings with the Securities and Exchange Commission, in its press releases, and in other communications. The foregoing list is not exhaustive. There can be no assurances that the Company has correctly and completely identified, assessed and accounted for all factors that do or may affect its business, financial condition or results of operations. Additional risks not presently known to the Company or that it believes to be immaterial also may adversely impact the Company. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the Company's business, financial condition, and results of operations. Consequently, all of the forward-looking statements are qualified by these cautionary statements, and there can be no assurance that the results or developments anticipated by the Company will be realized or that they will have the expected effects on the Company or its business or operations. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this report, or to update them to reflect events or circumstances occurring after the date of this report, or to reflect the occurrence of unanticipated events. Readers are advised, however, to consult any further disclosures the Company may make on related subjects in its Forms 10-Q, 8-K, 10-K and other filings made with the Securities and Exchange Commission.

Agenda for this morning's call: Opening Comments KB Toys Update Financial Review - Fourth Quarter, 2003 2004 Key Business Initiatives 2004 Financial Plan / Guidance Closing Comments

Significant progress in the last 3 years to position the Company for long-term sustainable growth Remodeled 645 stores. Approximately 70% of our store base is new or has been remodeled in the last 5 years Major shift in marketing mix Launched national advertising campaign Reduced dependence on weekly advertising circulars Responded to customer demand in our merchandise mix Improved in-stock position on everyday basic items Renewed focus on exciting, branded closeout deals Expanded our successful furniture business Improved inventory management increasing inventory turnover and creating a fresher, more exciting store for the customer Enhanced supply chain capabilities. Opened Tremont DC in 2001, Durant DC scheduled to begin shipping merchandise in April 2004.

2003 Non-GAAP Adjustments

2003 Financial Highlights Comparable store sales increase 3.4% Customer transaction increase of 1.7% with growth in all four quarters Average basket increase of 1.7% Reduced net debt by $26 million in addition to funding the construction of our Durant DC Inventory turnover increased to a record 3.0

KB Toys (KB) relationship to Big Lots 1996 Purchased KB from Melville Corporation 2000 Sold KB in December $258 million Cash $45 million Note Warrant to acquire 2.5% of the common stock 2004 KB declares Chapter 11 bankruptcy

Currently reviewing KB's bankruptcy petition and assessing the financial impact to Big Lots Engaged independent investment advisory firm to assist in estimating the fair value of a Note and a Warrant Engaged independent real estate valuation firm to assist in assessing potential liability related to store guarantees and indemnifications

Recorded $3.7 million charge related to the estimated impact of KB bankruptcy $10.6 million benefit with write-down of note and warrant $14.3 million charge related to lease obligations rejected by KB

Summary of Fourth Quarter Results

Balance sheet reflects continued improvement in inventory management and reduction in net debt

Closeout store count increased by a net of 54 stores and 157 furniture departments were added during 2003

2004 Key Business Initiatives National television advertising campaign enters second year Further progress on key supply chain initiatives Continued expansion of our furniture business by completing the removal of hanging apparel from all stores by the fall of 2004 Remodel 68 existing Big Lots stores Open 90 new stores (60 net of closings) Rollout UPC capabilities and debit card readers to the majority of our stores

National television advertising enters second year 2004 National TV advertising to begin in late March 25 weeks of advertising coverage, similar to 2003 Expect positive comp impact of approximately 1% Expect incremental sales in new TV markets to leverage advertising expense for the year

With information, infrastructure, and the team in place, we will focus on supply chain processes in 2004 SCOPE (Supply Chain Operational Performance Enhancements) Planning and allocation system which allows us to build merchandise plans and allocation strategies at the class and sub- class level Ability to tailor merchandise mix to account for different store attributes which is particularly important given our opportunistic real estate strategy Will help us maximize our sales per square foot

Durant DC is on target to begin shipping merchandise to stores in April 2004 State of the art facility built specifically for our unique business model Year 1 (2004) plan modeled after the successful opening of our Tremont facility in 2001 Total capital investment of $70M is on plan DC infrastructure in place to support approximately 1,750 stores once Durant is fully operational

Columbus DC Re-engineering Updating conveyor systems and reconfiguring entire building to increase productivity levels. Current carton throughput is 15- 20% below any of our other DCs. Moved 170 stores from Columbus to relieve stress on facility and ensure service to stores during the project Anticipate project completed by mid-2005 at an estimated cost of $20 million Presents leverage opportunity and lower risk profile in the future

In 2004, we will lease a distribution facility to support furniture growth to the West Coast Today, furniture is a merchandising strategy primarily limited to the eastern portion of the country Capital investment of $5 million necessary for interior racking and build out of the leased space Expect incremental fixed costs will be offset by transportation savings in 2004

By the end of 2004, over 74% of all closeout stores will have a furniture department

The store remodel plan calls for significantly fewer remodels than prior years Store specific strategy for 2004 (vs. entire market approach in 2003) Expect remodel program to be slightly additive to comps with a breakeven EPS impact in 2004

UPC and Debit Card implementations will lead to SG&A leverage in the back half of 2004 UPC More efficient use of store payroll Targeting high velocity departments Debit Debit card usage is growing as a percent of tender and is nearly 1/2 the cost of a credit transaction Installing debit card readers in over 900 stores during 2004

Full year 2004 guidance

2004 Guidance - Range of Expectations

Planning $80 - $100 million of free cash flow based on improving operating results, increasing inventory turns, and lower capital spending

Big Lots Conference Call February 25, 2004